                                                                EXHIBIT 10.74


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made effective November 10, 1997, by and between Grand Casinos, Inc., a Minnesota corporation ("Employer"), and Thomas J. Brosig ("Employee").

WHEREAS, Employee is President of Employer and has extensive experience in and is primarily responsible for the operation of Employer's day to day business activities; and

WHEREAS, Employer desires to employ Employee as President of Employer pursuant to the terms and conditions of this Agreement; and

WHEREAS, Employee desires to accept such employment pursuant to such terms and conditions;

NOW, THEREFORE, in consideration of the foregoing and the promises and agreements stated below, Employer and Employee hereby agree as follows:

1. Employment. Employer shall employ Employee, and Employee hereby accepts such employment, on the terms and conditions stated in this Agreement.

2. Term. This Agreement shall be for an initial term beginning on November 10, 1997, and ending on the earlier of (i) November 9, 2001, or (ii) the date on which this Agreement is terminated pursuant to Section 11 below.

3. Base Salary. Employer shall, during the term of this Agreement, pay Employee an annual base salary in the amount of $450,000, or such higher amount as may from time-to-time be determined by Employer in its sole discretion. Such salary shall be paid in equal installments in the manner and at the times as other employees of Employer are paid.

4. Incentive Compensation. Employee shall, during the term of this Agreement, participate in Employer's incentive compensation program from time-to-time established and approved by the Employer's Board of Directors, such participation to be on the same terms and conditions as from time-to-time apply to senior and executive vice presidents of Employer.

5. Benefits. Employer shall, during the term of this Agreement, provide to Employee such benefits as are provided by Employer to other senior and executive vice presidents of Employer. Employee shall pay for the portion of the cost of such benefits as is from time-to-time established by Employer as the portion of such cost to be paid by senior and executive vice presidents of Employer.

6. Costs and Expenses. Employer and Employee acknowledge that Employee will incur travel and other expenses while traveling on business for Employer and performing Employee's duties under this Agreement, and that it will be inefficient for both Employer and Employee to provide for Employer to reimburse Employee for such expenses as are not paid directly by Employer.

Accordingly, Employer shall pay to Employee during each calendar month (or portion thereof) during the term of this Agreement, a monthly travel and expense fee in the amount of $600, which travel and expense fee shall be full and complete payment to Employee for all such expenses. Employer and Employee acknowledge that the actual amount of such expenses incurred by Employee during any given calendar month may be more or less than the amount of such travel and expense fee.

In addition, Employee shall have the right to use Employer's aircraft for Employee's personal purposes at such times as such aircraft is not needed by Employer for any other purpose; provided, however, that Employee shall pay or reimburse Employer for (i) all pilot meal, transportation and lodging costs (whether or not such pilots are employees of Employer), and (ii) all costs of providing pilots other than pilots which are employees of Employer, which costs are incurred by Employer during Employee's use of such aircraft for personal purposes..

7. Duties. The duties to be performed by Employee during the term of this Agreement shall be designated from time-to-time by the Board of Directors of Employer and will include the primary responsibility for operating Employer's business.

8. Confidentiality. Except to the extent required by law, Employee shall keep confidential and shall not, without Employer's prior written consent, disclose to any third-party, other than as reasonably necessary or appropriate in connection with Employee's performance of his duties under this Agreement, any information regarding Employer and its affiliates, subsidiaries, business, methods of operation, employees, projects, plans and prospects, which information has not been released to the public by Employer. The provisions of this Section 8 shall remain in effect after the expiration or any termination of this Agreement.

9.       Termination. This Agreement shall terminate as follows:

         (a)      at the end of the term hereof;

         (b)      upon the death of Employee;

         (c) upon the determination by the Board of Directors of Employer to terminate this Agreement after Employee becomes disabled to the extent that the Employee cannot perform the essential duties and responsibilities described in this Agreement and such disability continues for more than 60 days;

         (d) upon at least 30 days' prior written notice of termination given for any or no reason by Employee to Employer; or

         (e) upon at least 30 days' prior written notice of termination (for cause or not for cause) given by the Chair of Employer's Board of Directors to Employee.

10. Benefits After Termination. Upon termination of this Agreement under Section 9 above, Employee's rights to pay, compensation and benefits under this Agreement shall, except to the extent earned, accrued or vested prior to the date of termination, cease on the date on which Employee's employment under this Agreement terminates, except as follows:

         (a) if such termination is under Section 9(c) above, Employee shall be entitled, during the period of such disability, to such disability, medical and life insurance and other benefits as are provided by Employer at the time of Employee's disability to senior and executive vice presidents of Employer; or

         (b) if such termination is under Section 9(e) above and is not for cause (as defined in the following paragraph) and Section 11 below does not apply, Employer shall:

                  (i) pay to Employee, in a lump sum within 10 days after the effective date of such termination, the amount of Employee's then current base salary amount pursuant to Section 3 above for a period of 365 days;

                  (ii) provide to Employee benefits to which Employee would have been entitled if this Agreement had remained in effect for 365 days after the effective date of such termination; and

                  (iii) pay to Employee the portions of the incentive compensation for the year of such termination which are (a) determined by objective measurement standards under Employer's incentive compensation program applicable to senior and executive vice presidents of Employer, and (b) would have been paid to Employee had Employer been continuously employed under this Agreement through the end of both such years. Payment of such portions of incentive compensation, if any, shall be made to Employee within 10 business days after the date, if any, on which senior and executive vice presidents of Employer receive payment of their incentive compensation under such incentive compensation program.

                  For the purposes of this Section 10(b), "cause" shall mean the
                  (i) commission of a felony, (ii) the theft or embezzlement of property of Employer or the commission of any similar act involving moral turpitude, (iii) the failure of Employee to substantially perform his material duties and responsibilities under this Agreement for any reason other than Employee's disability, which failure is not cured within 30 days (or if such cure is commenced within such 30-day period and thereafter diligently pursued, such longer period not to exceed 90 days as is reasonably required to cure such failure), after written notice of such failure from the Employer's Board of Directors specifying the failure, or (iv) the revocation of any gaming license issued by any governmental entity to Employee as a result of any act or omission by Employee. Any lump sum payment made by Employer to Employee pursuant to this Section 10(b) shall be subject to withholding as required by applicable law, but such withholding shall, to the extent permitted by applicable law, be calculated in the same manner as for a lump-sum bonus or incentive compensation payment.

11. Change of Control. For the purposes of this Section 11, the term "Change of Control" shall mean:

         (a) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) directly or indirectly becoming the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to such Securities Exchange Act) of 25% or more of the combined voting power of Employer's then outstanding securities; or

         (b) the occurrence within any 12-month period of a change in the membership of Employer's Board of Directors such that the Incumbent Members (as defined in the following sentence) do not constitute a majority of the members of such Board of Directors. "Incumbent Members" shall mean, with respect to any given 12-month period, the members of such Board of Directors on the date immediately preceding the commencement of such given 12-month period; provided, however, that any person who becomes a member of such Board of Directors during such given 12-month period whose election or appointment to such Board of Directors was approved by a vote of a majority of the members of such Board of Directors who, on the date of such election or nomination, comprised the Incumbent Members on the date of such vote shall be considered one of the Incumbent Members with respect to such 12-month period.

                  If after a Change of Control Employee gives written notice to Employer that Employee resigns from his employment by Employer, Employer shall (in lieu of and in not in addition to the payments and benefits described in Section 10(b) above):

                  (i) pay to Employee, in a lump sum within 10 days after the effective date of such termination, the amount of Employee's then current base salary pursuant to
                           Section 3 above for a period of the greater of (i) 730 days, or (ii) the remaining number of days in the term of this Agreement;

                  (ii) provide to Employee benefits to which Employee would have been entitled if this Agreement had remained in effect for 365 days after the effective date of such termination; and

                  (iii) pay to Employee the portions of the incentive compensation for the year of such termination which are (a) determined by objective measurement standards under Employer's incentive compensation program applicable to senior and executive vice presidents of Employer, and (b) would have been paid to Employee had Employer been continuously employed under this Agreement through the end of both such years. Payment of such portions of incentive compensation, if any, shall be made to Employee within 10 business days after the date, if any, on which senior and executive vice presidents of Employer receive payment of their incentive compensation under such incentive compensation program.

The provisions of this paragraph shall apply following any Change of Control notwithstanding any provision otherwise in any stock option agreement between Employer and Employee which provides for the grant to Employee of the right to purchase shares of stock of Employer. If, after any Change of Control, employee ceases to be employed by Employer, for any reason or no reason, with or without cause, Employee or his legal representative shall have until the later of (i) the date which is six months after the date on which the Employee ceases to be employed by Employer, or (ii) November 9, 2001 to exercise Employee's right to purchase shares of stock of Employer under such option agreements (whether entered into before or after the date of this Agreement).

12. Amendment. This Agreement may be amended only in writing signed by both Employer and Employee.

13. Entire Agreement. Except for the provisions the stock option or purchase agreements (each, a "Stock Agreement") between Employer and Employee, copies of which are attached hereto as Exhibit A, this Agreement contains the entire understanding of Employer and Employee with respect to all matters described herein, and there are no other agreements, conditions or representations, oral or written, express or implied with respect thereto. Except for the Stock Agreements, this Agreement supersedes all prior agreements relating to Employer's employment of Employee.

14. Successors and Assigns. Employee shall not assign this Agreement without the prior written consent of the Chair of Employer's Board of Directors. This Agreement shall be binding upon, and shall inure to the benefit of Employee and his heirs and personal representatives, and to Employer and its successors and assigns.

15. Notices. All notices or other communications to be given under this Agreement shall be personally delivered or sent by courier service to the following addresses:

         if to Employer

                  Grand Casinos, Inc.
                  130 Cheshire Lane
                  Minnetonka, Minnesota 55305
                  Attn:    Chairman

                  with a copy to

                  Grand Casinos, Inc.
                  130 Cheshire Lane
                  Minnetonka, Minnesota 55305
                  Attn:    General Counsel



         if to Employee

                  Thomas J. Brosig
                  4695 Forestview Lane
                  Plymouth, MN 55442

or to such other addresses either party may provide to the other by written notice given in the manner provided in this Section 15.

16. Waiver. Any waiver by any party to this Agreement with respect to any provision or incident shall not operate or be construed as a waiver of any other provision of this Agreement or any other incident.

17. Governing Law. This Agreement will be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law issues.

18. Agreement Not To Compete. Employee hereby agrees to not, without the prior written consent of Employer's Board of Directors, directly or indirectly engage in any of the following actions on or before the date that is two years after the date on which Employee's employment under this Agreement is terminated for any reason:

         (a) own any interest in, manage, operate, join, control, lend money or render other financial assistance to, participate or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity whose products or services are offered in the State of Louisiana or the State of Mississippi and could be considered part of the gaming industry; provided, however, that nothing in this
                  Section 18(a) shall preclude Employee from holding less than twenty percent of the outstanding capital stock of any corporation whose products or services are offered in either or both of such states and could be considered part of such industry and which is required to file periodic reports with the U.S Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934 (as amended), the securities of which corporation are listed on any securities exchange, quoted on theNational Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market; or




         (b) solicit for employment, endeavor to entice away from Employer or otherwise interfere with Employer's relationship with any person who is employed by or otherwise engaged to perform services for Employer, whether for Employee's own account or for the account of any other individual, partnership, firm, corporation or other business entity.

If the scope of Employee's agreement under this Section 18 is determined by any court of competent jurisdiction to be too broad to permit the enforcement of all of the provisions of this Section 18 to their fullest extent, then the provisions of this Section 18 shall be construed (and each of the parties hereto hereby confirm that its intent is that such provisions be so construed) to be enforceable to the fullest extent permitted by applicable law. To the maximum extent permitted by applicable law, Employee hereby consents in any proceeding brought to enforce such provisions to the judicial modification of the provisions of this Section 18 in such a manner that renders such provisions enforceable to the maximum extent permitted by applicable law.

IN WITNESS WHEREOF, Employer and Employee have executed this Agreement effective as of the date first stated above.

EMPLOYER:
Grand Casinos, Inc.

By: /s/ Lyle Berman
   ---------------------------------
      Lyle Berman
      Chairman of the Board

EMPLOYEE:
Thomas J. Brosig

/s/ Thomas J. Brosig
-------------------------